UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2011

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Demand Note

On May 6, 2011, Lighting Science Group Corporation, a Delaware corporation (the “Company”), entered into a Demand Promissory Note (the “Demand Note”) with LSGC Holdings II LLC, a Delaware limited liability company (“Holdings II”), an affiliate of Pegasus Capital Advisors, L.P. (“Pegasus”). Pursuant to the Demand Note, the Company promised to pay to Holdings II $6.5 million (the “Principal”) plus $1,800 per day in interest (the “Accrued Interest” and together with the Principal, the “Accrued Balance”) from April 22, 2011 until the Accrued Balance is paid in full. The Company issued the Demand Note to Holdings II in complete satisfaction of the Company’s obligations in connection with the previously disclosed Assignment Agreement (the “Assignment Agreement”), dated April 22, 2011, between the Company and Holdings II, pursuant to which the Company sold all of its rights, title and interests to the expected $7.0 million in proceeds from a key-man life insurance policy for cash payments totaling $6.5 million and the right to a contingent payment of up to $450,000 as set forth in the Assignment Agreement.

The Demand Note is payable in full upon demand by Holdings II. In addition, the Accrued Balance may be converted into shares of the Company’s common stock on such terms and subject to such conditions as reasonably agreed by the Company and Holdings II.

Affiliates of Holdings II and Pegasus collectively beneficially owned approximately 88% of the Company’s common stock as of May 6, 2011 (calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended). The Company’s Committee of Independent Directors, which is comprised entirely of independent directors not affiliated with Pegasus or Holdings II, approved the Demand Note.

The foregoing description of the Demand Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Demand Note, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Subordination Agreement and Amendment of Loan Agreement

On May 6, 2011, the Company and its domestic wholly owned subsidiaries (the “Guarantors”) entered into Amendment No. 2 (the “Amendment”) to that certain Loan and Security Agreement (the “Loan Agreement”), dated November 22, 2010, with Wells Fargo Bank, N.A. (“Wells Fargo”), in its capacity as issuing bank and agent. The Amendment was executed in conjunction with the Demand Note and, among other things, (i) authorizes the Demand Note as an Indebtedness (as defined therein) of the Company and the Guarantors, (ii) authorizes certain payments to Holdings II pursuant to the Demand Note and (iii) increases from $250,000 to $500,000 the maximum amount of authorized advances or payments to or on benefit of Lighting Science Group Mexico SRL, a wholly owned foreign subsidiary of the Company, for each fiscal month in 2011 and each fiscal year thereafter.

The Company, Holdings II and Wells Fargo also entered into that certain Subordination Agreement, dated as of May 6, 2011, pursuant to which Holdings II agreed to subordinate all of the Company’s obligations under the Demand Note to the Loan Agreement.

The foregoing description of the Amendment and the Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and Subordination Agreement, which are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report and are incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report under the heading Demand Note is incorporated by reference into this Item 2.03.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The information in the Exhibit Index of this Current Report is incorporated into this Item 9.01(d) by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: May 12, 2011	By:	/s/ Gregory T. Kaiser
	Name:	Gregory T. Kaiser
	Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description of Exhibit

10.1	Demand Note, dated as of May 6, 2011, between Lighting Science Group Corporation and LSGC Holdings II LLC.

10.2	Amendment No. 2 to Loan and Security Agreement, dated as of May 6, 2011, by and among Lighting Science Group Corporation, Biological Illumination, LLC, LSGC, LLC and Wells Fargo Bank, N.A., in its capacity as issuing bank and agent.

10.3	Subordination Agreement, dated as of May 6, 2011, by and among Lighting Science Group Corporation, Biological Illumination, LLC, LSGC, LLC and Wells Fargo Bank, N.A., in its capacity as issuing bank and agent.